                                                                    EXHIBIT 23.1

The Board of Directors
FirstCity Financial Corporation:

     We consent to incorporation by reference in the registration statement on Form S-8 of FirstCity Financial Corporation of our report dated February 13, 1996, relating to the consolidated balance sheet of FirstCity Financial Corporation and subsidiaries as of December 31, 1995, and the related consolidated statements of income, shareholders' equity and cash flows for the year then ended, which report appears in the December 31, 1995 annual report on Form 10-K of FirstCity Financial Corporation.

                                            KPMG Peat Marwick LLP

Ft. Worth, Texas
March 25, 1996

                                       64